EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Stockholders
General Communication, Inc.:


         We hereby consent to the use of our report dated February 27, 1996, with respect to the financial statements of Alaska Cablevision, Inc., incorporated by reference in the Current Report on Form 8-K pertaining to the closing as of October 31, 1996 on the acquisition by General Communication, Inc. of seven cable companies and the issuance of 16,723,077 shares of its Class A common stock.



                                                     CARL & CARLSEN


                                                            /s/





Seattle, Washington
November 8, 1996




                                          General Communication, Inc. - Form 8-K
                                                                         Page 39